CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
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We  consent  to the  reference  to  our  firm  under  the  caption  "Independent
Registered Public Accounting Firm" and to the use of our report dated April 22, 2005, in this Annual Report and Registration Statement of Weldon Equity & Income Fund.




                                                          /S/ GRANT THORNTON LLP

Chicago, Illinois
May 27, 2005